Exhibit 23.1

Consent of KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Financial Holdings, Inc.:

We consent to the use of our reports dated December 14, 2006, with respect to the consolidated statements of financial condition of First Financial Holdings, Inc. as of September 30, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2006, management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2006, and the effectiveness of internal control over financial reporting as of September 30, 2006, incorporated herein by reference. Our reports refer to the fact that First Financial Holdings, Inc. adopted, effective October 1, 2005, the provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payment.

/s/ KPMG LLP

Raleigh, North Carolina
May 16, 2007